SCHEDULE 14A
(RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                    Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              E-TEK DYNAMICS, INC.
                (Name of Registrant as Specified In Its Charter)

                -----------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                              E-TEK Dynamics, Inc.
                    Notice of Annual Meeting of Stockholders
                               On October 28, 1999




Dear E-TEK Stockholder:

     On Thursday, October 28, 1999, E-TEK Dynamics, Inc. will hold its 1999 Annual Meeting of Stockholders at our headquarters at 1865 Lundy Avenue, San Jose, California 95131. The meeting will begin at 4:30 p.m. Pacific Time, for the following purposes:

1. To elect one Class I director.

2. To approve the appointment of our independent auditors for fiscal year 2000.

3. To attend to other business properly presented at the meeting.

     Only stockholders who owned stock at the close of business on August 30, 1999 can vote at this meeting or any adjournments that may take place. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1865 Lundy Avenue, San Jose, California.

     Whether or not you expect to attend the meeting in person, you are urged to sign, date, and return the enclosed proxy card at your earliest convenience to ensure the presence of a quorum at the annual meeting.

     If you send in your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

     Your Board of Directors recommends that you vote in favor of the two proposals outlined in this Proxy Statement. Please refer to the Proxy Statement for detailed information on each of the proposals.

     All of us would like to express our appreciation for your continued interest in E-TEK Dynamics.


                                      Very truly yours,
                                      /s/ Michael J. Fitzpatrick
                                          Michael J. Fitzpatrick
September 9, 1999                         Chairman, President
San Jose, California                      and Chief Executive Officer

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors (the "Board") of E-TEK Dynamics, Inc. for use at the Annual Meeting of Stockholders to be held on Thursday, October 28, 1999, at 4:30 p.m., and at any adjournment that may take place.

     The Annual Meeting will be held at E-TEK's headquarters located at 1865 Lundy Avenue, San Jose, California 95131. The date of this Proxy Statement is September 9, 1999 and we anticipate sending the proxy materials to shareholders on or about September 27, 1999.

                       SOLICITATION AND VOTING OF PROXIES

     The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

Q:  What may I vote on?

A:  (1) The election of one Class I director to serve on our Board of Directors;
    (2) The approval of the appointment of our independent auditors for fiscal 2000; and
    (3) Any other business properly presented at the meeting.

Q:  How does the Board recommend I vote on the proposals?

A:  The Board  recommends a vote FOR the nominee  standing for  re-election  as
    director  and  FOR  the  appointment  of   PricewaterhouseCoopers   LLP  as
    independent auditors for fiscal 2000.

Q:  Who is entitled to vote?

A Stockholders as of the close of business on August 30, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of Common Stock held on the Record Date. As of the Record Date, 66,921,949 shares of E-TEK's Common Stock were issued and outstanding.

Q:  How do I vote?

A: You may vote in person at the Annual Meeting or by signing and dating each proxy card you receive and returning it in the prepaid envelope. You may also be able to vote electronically via the Internet or by telephone as outlined on the proxy card. Please note that there are separate Internet and telephone voting arrangements, depending upon whether shares are registered in your name or in the name of a broker or bank.

Q:  How can I change my vote or revoke my proxy?

A: You have the right to revoke your proxy and change your vote at any time before the meeting by notifying our Secretary, or by returning a later-dated proxy card. You may also revoke your proxy and change your vote by voting in person at the meeting.

Q:  What does it mean if I get more than one proxy card?

A:  It means you hold shares registered in more than one account.
    Sign and return all proxies to ensure that all your shares are voted.

 Q:  Who will count the vote?

A: Representatives of EquiServe, E-TEK's transfer agent, will count the votes. E-TEK's corporate secretary will appoint an inspector of election. The procedures to be used by the inspector to count the votes will be consistent with Delaware law concerning voting of shares and determination of a quorum.

Q:   How many votes are needed to approve a proposal?

A: The number of votes needed to approve a proposal varies depending on the nature of the proposal. For the proposals being presented at the 1999 Annual Meeting, a majority of the shares voted at the meeting, whether in person or by proxy, must vote in favor of the proposal, provided a "quorum" is present at the Meeting. Directors, however, are elected by a plurality of the shares. A quorum is one-third of the issued and outstanding shares entitled to vote at a meeting. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and action to be validly taken. Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A withheld vote is the same as an abstention. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will be counted as present with respect to that matter for purposes of establishing a quorum but not for any other purpose.

Q:   How will my proxy be exercised?

A: All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposals.

Q:   Who can attend the Annual Meeting?

A: All stockholders as of the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of stock ownership with you to the Annual Meeting. A copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) will serve as proof of stock ownership.

Q:   How will voting on any other business be conducted?

A: We do not know of any other business to be considered at the 1999 Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Michael J. Fitzpatrick, E-TEK's Chairman and Chief Executive Officer, and/or Sanjay Subhedar, E-TEK's Senior Vice President of Operations and Chief Financial Officer, to vote on such matters.

Q:   Who pays for the proxy solicitation process?

A: E-TEK bears the cost of soliciting proxies, including the reimbursement to brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

                       PROPOSAL ONE: ELECTION OF DIRECTOR

     The Board of Directors currently consists of six members. The directors are divided into three classes, designated Class I, Class II and Class III, each serving a staggered three-year term. Class I, whose terms will expire at our 1999 Annual Meeting of Stockholders, consists of Dr. Joseph W. Goodman and Peter
Y. Chung; Class II, whose terms will expire at our 2000 Annual Meeting of Stockholders, consists of David W. Dorman and Donald J. Listwin; Class III, whose terms expire at our 2001 Annual Meeting of Stockholders, consists of Michael J. Fitzpatrick and Walter G. Kortschak.

     At each Annual Meeting of Stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Management's nominee to serve as the Class I director is current Class I member Dr. Joseph Goodman. Peter Y. Chung is not standing for re-election, and the authorized number of directors will be reduced from six to five effective immediately upon the expiration of Mr. Chung's term, unless otherwise acted upon by the Board. Please see "Information about E-TEK Dynamics Board of Directors" for information concerning the nominee. If elected, the nominee will serve as Director until E-TEK Dynamics' Annual Meeting in 2003 and until his successor is elected and qualified.

     If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate. The Board has no reason to believe that the nominee will be unwilling or unable to serve if elected as director. Signed but unmarked proxies will be voted for election of the nominee to the Board.

     Your Board unanimously recommends a vote FOR the election of the nominee named above.


                  PROPOSAL TWO: APPROVAL OF THE APPOINTMENT OF
               PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS

     The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2000 subject to your approval. PricewaterhouseCoopers has served as our independent auditors since 1995. Representatives of PricewaterhouseCoopers will attend the Annual Meeting to answer appropriate questions.

     Audit services provided by PricewaterhouseCoopers during fiscal 1999 included an audit of E-TEK's consolidated financial statements, a review of E-TEK's Annual Report and certain other filings with the Securities and Exchange Commission ("SEC") and certain other governmental agencies. In addition, PricewaterhouseCoopers provided various non-audit services to E-TEK during fiscal 1999.

     In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors. Unless marked to the contrary, signed proxies received will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors for fiscal 2000.

     Your  Board  unanimously   recommends  a  vote  FOR  the  approval  of  the
appointment of  PricewaterhouseCoopers  LLP as  independent  auditors for fiscal
2000.


     As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 1999 Annual Meeting of stockholders of E-TEK Dynamics other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                        INFORMATION ABOUT E-TEK DYNAMICS

Principal Ownership of E-TEK Dynamics Common Stock

     The following table shows the number of shares of E-TEK Common Stock owned as of August 30, 1999 by:

o each of our stockholders who is known to be the beneficial owner of more than 5% of our common stock; o each of our directors; o each of our executive officers listed in the Summary Compensation Table; and o all of our directors and executive officers as a group.

     Except as indicated herein, and as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

     The number of shares outstanding for purposes of the following table is based on 66,921,949 shares outstanding on August 30, 1999, plus an additional 400,062 shares reserved for issuance to certain of the shareholders of E-TEK ElectroPhotonics Solutions Corporation (the "EPS shareholders"). The EPS shareholders currently hold shares of a subsidiary of E-TEK that are exchangeable into E-TEK common stock for a limited period of time. For purposes of the Annual Meeting, however, the EPS shareholders do not have a right to vote their exchangeable shares.

     Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission. For purposes of calculating beneficial ownership, common stock subject to options currently exercisable or exercisable on or prior to 60 days after August 30, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

                            Principal Stock Ownership


Name of Individuals or                                               Percent of
Identity of Group(1)                         Number of Shares          Total
--------------------------------        -----------------------     ------------
Summit Partners Entities(2)                  19,850,517                 29.7%
Jing Jong Pan(3)                              8,891,000                 13.3
Theresa Pan(4)                                8,139,500                 12.2
Putnam Investments, Inc.(5)                   7,534,472                 11.3
Peter Y. Chung(6)                            19,652,012                 29.4
Walter G. Kortschak(7)                       19,850,517                 29.7
Michael J. Fitzpatrick(8)                     2,402,422                  3.6
David W. Dorman(9)                               50,000                    *
Joseph W. Goodman(9)                             50,000                    *
Donald J. Listwin(9)                             50,000                    *
Ming Shih(10)                                   853,218                  1.3
Sanjay Subhedar(11)                           1,186,695                  1.8
Philip J. Anthony(12)                           152,078                    *
Jim Northington(13)                              65,225                    *
All directors and executive officers as a group
(9 persons) (14)                             24,660,155                 36.5

   *Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

  (1) Except as otherwise noted, the address of each person listed in the table is c/o E-TEK Dynamics, Inc., 1865 Lundy Avenue, San Jose, California 95131.
  (2) Represents 17,766,213 shares held by Summit Ventures IV, L.P., 1,885,799 shares held by Summit Subordinated Debt Fund II, L.P. and 198,505 shares held by Summit Investors III, L.P. The address for these entities is c/o Summit Partners 499 Hamilton Avenue, Suite 200, Palo Alto, California 94301.
  (3)  Mr. Pan is the spouse of Theresa Pan.
  (4)  Ms. Pan is the spouse of Jing Jong Pan and the sister of Ming Shih.
  (5) Based on information furnished by Putnam in Schedule 13G filed with the Securities and Exchange Commission on September 9, 1999. The address for Putnam is One Post Office Square, Boston, MA 02109.
  (6)  Represents  17,766,213  shares  held by  Summit  Ventures  IV,  L.P.  and
       1,885,799 shares held by Summit Subordinated Debt Fund II, L.P. Mr. Chung, a director of E-TEK, is (i) a general partner of Stamps, Woodsum & Co. IV, which is the general partner of Summit Partners IV, L.P., which is the general partner of Summit Ventures IV, L.P. and (ii) a general partner of Stamps, Woodsum & Co. IV, which is the general partner of Summit Ventures SD II, LLC, which is the general partner of Summit Subordinated Debt Fund II, L.P. Mr. Chung disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
  (7) Represents 17,766,213 shares held by Summit Ventures IV, L.P., 1,885,799 shares held by Summit Subordinated Debt Fund II, L.P. and 198,505 shares held by Summit Investors III, L.P. Mr. Kortschak, a director of E-TEK, is
       (i) a Managing Partner of Stamps, Woodsum & Co. IV, which is the general partner of Summit Partners IV L.P., which is the general partner of Summit Ventures IV, L.P. and (ii) a Managing Partner of Stamps, Woodsum & Co. IV, which is the general partner of Summit Partners SD II, LLC, which is the general partner of Summit Subordinated Debt Fund II, L.P. Mr. Kortschak is also a Managing Partner of Summit Investors III, L.P. Mr. Kortschak disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
  (8) Includes 126,291 shares of common stock issuable upon the exercise of options.
  (9) Represents shares of common stock issuable upon the exercise of options.
  (10) Ming Shih is the brother of Theresa Pan. Includes 325,000 shares of common stock issuable upon the exercise of options.
  (11) Includes 162,500 shares of common stock issuable upon the exercise of options.
  (12) Includes 46,249 shares of common stock issuable upon the exercise of options.
  (13) Includes 62,500 shares of common stock issuable upon the exercise of options.
  (14) Includes shares of common stock of E-TEK issuable upon the exercise of stock options and shares beneficially owned by Summit Ventures IV, L.P., Summit Subordinated Debt Fund II, L.P. and Summit Investors III, L.P., with which Messrs. Chung and Kortschak are associated, as to which shares they disclaim beneficial ownership, except to the extent of their pecuniary interest therein.

Board of Directors

     This section provides information concerning the background of the current directors, including the Class I nominee to be elected at this meeting.

Michael J. Fitzpatrick                              Chairman since April 1999
Age 50                                              Director since October 1997

   Mr. Fitzpatrick has been Chairman of the Board since April 1999 and President and Chief Executive Officer of E-TEK Dynamics since October 1997. From July 1994 to October 1997, Mr. Fitzpatrick served as President and Chief Executive Officer of Pacific Telesis Enterprises, a service provider. While at Pacific Telesis, Mr. Fitzpatrick also served as Executive Vice President of Marketing and Sales from January 1994 to July 1994 and Executive Vice President of Statewide Markets with Pacific Bell, an affiliate of Pacific Telesis, from September 1993 to January 1994. From October 1991 to August 1993, Mr. Fitzpatrick was President and Chief Executive Officer of Network Systems Corporation, an internetworking company. Mr. Fitzpatrick also serves as a director of NorthPoint Communications Group, Inc., a national provider of local data network services. Mr. Fitzpatrick received a B.A. from Duke University.

Walter G. Kortschak
Age 40                                                 Director since July 1997

 Mr. Kortschak was Chairman of the Board of Directors from July 1997 until April 1999. Mr. Kortschak is a Managing Partner and Managing Member of various entities affiliated with Summit Partners, L.P., a private equity capital firm in Palo Alto, California, where he has been employed since June 1989. Summit
Partners, L.P. and its affiliates manage a number of venture capital funds, including Summit Ventures IV, L.P., Summit Investors III, L.P. and Summit
Subordinated Debt Fund II, L.P. Mr. Kortschak also serves as a director of several privately held companies. Mr. Kortschak received a B.S. from Oregon State University, an M.S. from The California Institute of Technology and an M.B.A. from the University of California, Los Angeles.

David W. Dorman
Age 45                                                 Director since June 1998

     Mr. Dorman is the President and Chief Executive Officer of the AT&T/BT Global Venture where he has been employed since April 1999. Prior to that, Mr. Dorman was the Chairman, President and Chief Executive Officer of PointCast Incorporated, a company providing broadcast news through the Internet and corporate intranets. Prior to joining PointCast in November 1997, Mr. Dorman served as the Executive Vice President of SBC Communications from August 1997 to November 1997, following the merger of SBC and Pacific Telesis. Prior to that, Mr. Dorman served as President and Chief Executive Officer of Pacific Bell from July 1994 to August 1997. From 1981 to July 1994, Mr. Dorman held various senior management positions at Sprint Corporation, a telecommunications company. Mr.
Dorman also serves as a director of 3Com Corporation, Science Applications International Corporation, and Scientific-Atlanta, Inc.
Mr. Dorman received a B.S. from the Georgia Institute of Technology.

Dr. Joseph W. Goodman
Age 63                                               Director since July 1998

 Dr. Goodman has served as Acting Dean of Engineering, Senior Associate Dean of Engineering, and Chairman of the Department of Electrical Engineering at Stanford University. He has been employed at Stanford University in various capacities since 1963, and has held the William Ayer Chair of Electrical Engineering since 1988. He received a B.A. degree from Harvard University and M.S. and Ph.D. degrees from Stanford University. Dr. Goodman has been nominated for re-election as a Class I director at the 1999 Annual Meeting.

Donald J. Listwin
Age 40                                               Director since July 1998

 Mr. Listwin is an Executive Vice President at Cisco Systems, Inc., where he has been employed since 1990. In April 1997, Mr. Listwin was named the Senior Vice President of Cisco's Service Provider Line of Business. Prior to that, he was Senior Vice President of Cisco's Market Development from August 1996 to April 1997, Vice President and General Manager of Cisco's Access Business Unit from September 1995 to August 1996, and Vice President of Marketing from September 1993 to September 1995. Mr. Listwin also serves as a director of TIBCO Software Inc. and Software.com. Mr. Listwin received a B.S. from the University of Saskatchewan, Canada.

Peter Y. Chung                                     Director since December 1998
Age 31
Mr. Chung served as one of our directors from July 1997 until July 1998 and then rejoined our Board in December 1998. Mr. Chung is a General Partner and Member of various entities affiliated with Summit Partners, L.P., a private equity capital firm in Palo Alto, California, where he has been employed since August 1994. Summit Partners, L.P., and its affiliates manage a number of venture capital funds, including Summit Ventures IV, L.P., Summit Investors III, L.P. and Summit Subordinated Debt Fund II, L.P. From August 1989 to July 1992, Mr. Chung worked in the Mergers and Acquisitions Department of Goldman, Sachs & Co. Mr. Chung also serves as a director of Splash Technology Holdings, Inc., a developer of color server systems, and Ditech Communications Corporation, a telecommunications equipment company, as well as several privately held companies. Mr. Chung received a B.A. from Harvard University and an M.B.A. from Stanford University. Mr. Chung is not standing for re-election as a director.

    Relationships Among Directors or Executive Officers

     There are no family relationships among any of the directors or executive officers of E-TEK.

     Board Meetings and Committees

     The Board held eight meetings during fiscal 1999 and each of the directors attended at least 75% of those Board meetings held during the period for which he has been a director. In addition, the Board has established the following three standing committees:

     Compensation Committee. The Compensation Committee determines compensation for E-TEK's executive officers and administers our 1998 Stock Plan, 1998 Director Option Plan and 1998 Employee Stock Purchase Plan. During fiscal 1999, the Committee, which currently consists of Walter G. Kortschak and David W. Dorman, met eight times and all members attended at least 75% of the meetings.

     Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with E-TEK's independent public accountants, reviews the independence of E-TEK's independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of E-TEK's internal accounting controls. During fiscal 1999, the Committee, which currently consists of Walter
G. Kortschak, Peter Y. Chung and Dr. Joseph W. Goodman, met two times and all members attended at least 75% of the meetings.

     Employee Stock Option Committee. The Employee Stock Option Committee of the Board of Directors determines stock option grants for employees below the executive officer level. Michael J. Fitzpatrick is currently the only member of the Employee Stock Option Committee. The Employee Stock Option Committee was formed in June 1999 and reviews proposed stock option grants approximately once every month.

     The Board currently has no nominating committee or committee performing a similar function.

     Director Compensation

     Except for the grants of stock options, we do not currently compensate our directors. Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or any committees thereof. The directors of our company who are not employees of our company will receive periodic stock option grants under our 1998 Director Option Plan. The directors who are employees of our company are generally eligible to participate in our 1998 Stock Plan and in our 1998 Employee Stock Purchase Plan.

     The Director Plan provides for the grant of nonstatutory stock options to non-employee directors who are not also partners or members of any venture capital investor which holds more than five percent (5%) of the total voting power of E-TEK's outstanding capital stock. Each new director who is not an employee of E-TEK shall automatically be granted an option to purchase 40,000 shares of E-TEK Common Stock upon election to the Board of Directors (First Option) and a further option to purchase 10,000 shares on the date which is two
(2) days after our financial results for the preceding fiscal year are announced to the public (Subsequent Option), if on such date he or she shall have served on the Board of Directors for at least six months. The exercise price of each First Option and each Subsequent Option shall be 100% of the fair market value per share of E-TEK Common Stock on the date of grant.

     During fiscal 1999, Messrs. Dorman, Goodman, and Listwin each were granted an option to purchase 40,000 shares of Common Stock at an exercise price of $10.00.

              COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTERS

     The following table sets forth information regarding the compensation of our Chief Executive Officer and the four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the fiscal year ended June 30, 1999. Compensation for fiscal years ended June 30, 1999, 1998 and 1997 is included.

     Other annual compensation primarily represents imputed interest income resulting from an interest-free loan made to several of the named executive officers to fund the exercise of options to purchase our common stock. The restricted stock awards represent shares that were purchased at fair market value, as determined by our Board of Directors. The awards are subject to rights of repurchase which lapse periodically over a two- to four-year period.

                           Summary Compensation Table
                                                                Long-Term
                                   Annual Compensation        Compensation
                               -------------------------   -------------------
                                                 Other     Restricted Securities
Name and Principal       Fiscal                  Annual    Stock      Underlying
Positions                Year   Salary  Bonus  Compensation Awards*    Options
------------------------ ----   ------  -----  ----------- ---------  ----------
Michael J. Fitzpatrick.. 1999 $300,000 $135,000 $387,317       --      433,000
 Chairman of the Board,  1998  188,077  300,000  258,000    2,825,000     --
 President & Chief
 Executive Officer       1997      --        --       --       --         --

Ming Shih..............  1999  204,473   50,000  135,129       --         --
 Senior Vice President,  1998  233,423  215,000  159,000    1,111,111  500,000
 Sales & Marketing       1997  190,769 1,815,577      --       --         --

Sanjay Subhedar......... 1999  196,634   45,000  231,111       --      300,000
 Senior Vice President,  1998   86,154       --       --    1,200,000     --
 Operations, and Chief   1997      --        --       --       --         --
 Financial Officer

Philip J. Anthony........1999  166,920   69,200   63,239       --       50,000
 Vice President of       1998      --        --       --      125,000  125,000
 Engineering             1997      --        --       --       --         --

Jim Northington........  1999  138,458   12,433       --       --       225,000
 Vice President          1998      --        --       --       --         --
 of Manufacturing        1997      --        --       --       --         --

* As of June 30, 1999, the value of 2,475,000 restricted shares held by Mr. Fitzpatrick was $117,717,188; the value of 758,218 restricted shares held by Mr. Shih was $36,062,744; the value of 1,125,000 restricted shares held by Mr. Subhedar was $53,507,813, and the value of 125,000 restricted shares held by Mr. Anthony was $5,953,125

     Option Grant Summary

     The following table presents additional information concerning the option awards shown in the Summary Compensation Table for fiscal year 1999.

     All options were granted at an exercise price equal to the fair market value of our common stock as determined by our Board of Directors on the date of the grant. Our common stock was not publicly traded at the time of the option grants listed below.

     Potential realizable values are net of exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders' continued employment through the vesting period.

                          Option Grants in Fiscal 1999

                        % of Total
            Number of   Options to                         Potential Realizable
            Securities  Granted    Exercise                     Value at
            Underlying  Employees  or Base               Assumed Annual Rates of
            Options     in Fiscal  Price    Expiration  Stock Price Appreciation
Name        Granted *   Year       Per Share  Date           for Option Term
----        ---------   -------    --------  -------      ----------------------
                                                             5%           10%
                                                           --------     --------
Michael J.
 Fitzpatrick  433,000   14.1%    $10.00     7/30/08      $2,723,114   $6,900,905

Philip J.
 Anthony       50,000    1.6      10.00     7/30/08         314,447      796,871

Jim
 Northington  200,000    6.5      10.00     7/30/08       1,257,789    3,187,485
               25,000    0.8      24.625    1/13/09         387,163      981,148
Ming
 Shih             --      --        --        --              --           --

Sanjay
 Subhedar     300,000    9.8      10.00     7/30/08       1,886,684    4,781,227


* With the exception of Mr. Subhedar, all of the options included above become exercisable at a rate of one-quarter of the shares subject to the option one year after the date of the grant and an additional 1/48 of the shares at the end of each month thereafter, subject to continued service as an employee. One quarter of Mr. Subhedar's options vested on December 2, 1998, an additional one quarter vested on July 30, 1999, and the remaining options will vest at the rate of 2% per month for 24 months.

Aggregated Option Exercises and Year-End Values

     The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during fiscal year 1999 and the number of shares of our common stock subject to exercisable and unexercisable options held as of June 30, 1999 by each of the executive officers named in the Summary Compensation Table.

     The value of "in-the-money" stock options represents the positive spread between the exercise price of options and the fair market value of the underlying shares on June 30, 1999.

           Number of                 Number of
           Shares      Value     Securities Underlying    Value of Unexercised
           Acquired    Realized  Unexercised Options     In-the-Money Options
Name       on Exercise ($)       at Fiscal Year End       at Fiscal Year End($)
----       ----------  --------  ------------------       ---------------------
                             Exercisable/Unexercisable Exercisable/Unexercisable

Michael J.
 Fitzpatrick     0     $ 0.00          0    433,000          $  0   $ 12,286,375

Philip J.
 Anthony         0       0.00     31,250    143,750       886,719      4,078,906

Jim
 Northington     0       0.00          0    225,000             0      6,018,750

Ming
 Shih            0       0.00    300,000    200,000    10,537,500      7,025,000

Sanjay
 Subhedar        0       0.00     75,000    225,000     2,128,125      6,384,375


Employment Agreements and Change of Control Arrangements

     On October 1, 1997, we entered into an employment agreement with Michael J. Fitzpatrick to serve as our President and Chief Executive Officer. The agreement provides that Mr. Fitzpatrick is an "at-will" employee, that he will be paid a minimum base salary of $300,000 per annum (subject to annual review), and that he will be eligible to receive an annual bonus of up to $300,000. The agreement also provides that if Mr. Fitzpatrick is terminated for any reason other than "cause," or if he resigns for "good reason":

         - he will be entitled to receive a severance payment in an amount equal to his monthly base salary and pro rated bonus until the earlier of the expiration of 12 months or his commencement of employment with another firm; and

         - the vesting of all of his options and restricted stock will be accelerated by 12 months.

     In  addition,   the   agreement provides  that  in  the  event  that  Mr.
Fitzpatrick's employment with us is terminated by him or us within 6 months following a "change of control" of E-TEK, the vesting of all of his options and restricted stock will be fully accelerated and Mr. Fitzpatrick will be entitled to receive a severance payment in an amount equal to two times his base salary and bonus.

     On December 2, 1997, we entered into an employment agreement with Sanjay Subhedar to serve as our Vice President and Chief Financial Officer. The agreement provides that Mr. Subhedar is an "at-will" employee, that he will be paid a minimum base salary of $175,000 per annum (subject to annual review), and that he will be eligible to receive an annual bonus of up to $100,000. The agreement also provides that if Mr. Subhedar is terminated for any reason other than "cause," or if he resigns for "good reason":

        - he will be entitled to receive a severance payment in an amount equal to his monthly base salary until the earlier of the expiration of 12 months or his commencement of employment with another firm; and

         - the vesting of all of his options and restricted stock will be accelerated by 12 months.

     In addition, the agreement provides that upon a "change of control" of E-TEK, the vesting of all of his options and restricted stock will be accelerated by 12 months (but will not be further accelerated beyond the acceleration described in the foregoing sentence upon any subsequent termination of his employment with us following a change of control).

     On May 26, 1998, we entered into an employment agreement with Philip J. Anthony to serve as our Vice President of Engineering. The agreement provides that Mr. Anthony will be an "at-will" employee, that he will be paid a base salary of $160,000 per annum (subject to annual review), and that he will be entitled to receive a bonus of up to 30% of his then current base salary. The agreement also provides that in the event that Mr. Anthony is terminated for any reason other than "cause," or if he resigns for "good reason":

        - he will be entitled to receive a severance payment in an amount equal to his monthly base salary until the earlier of the expiration of 12 months or his commencement of employment with another firm; and

        - the vesting of all of his options and restricted stock will be accelerated by 12 months.

     On July 21, 1998, we entered into an employment agreement with Jim Northington to serve as our Vice President of Manufacturing. The agreement provides that Mr. Northington will be an "at-will" employee, that he will be paid a base salary of $160,000 per annum (subject to annual review), and that he will be entitled to receive a bonus of up to 30% of his then current base salary.

Certain Transactions

     From time to time we have made interest-free loans to certain of our executive officers to fund the exercise of stock options held by these executive officers. These loans are evidenced by promissory notes which mature on the dates set forth below, subject to certain acceleration events. These promissory notes are secured by the shares of common stock purchased with the proceeds of these loans, and are either full recourse or substantial recourse against the assets of the borrower. The following table sets forth the name and position of the relevant officers, certain information with respect to the promissory notes issued to evidence such loans, and the number of shares of our common stock purchased with the proceeds of these loans.

                        Principal         Shares        Issuance    Maturity
Name                       Amount         Purchased      Date        Date
---------------        -----------        ---------     --------     -----------
Michael J. Fitzpatrick  $5,198,000        2,260,000     11/13/97    11/13/2002
                         1,299,500          565,000     11/13/97    11/13/2002

Sanjay Subhedar          3,900,000        1,200,000     12/11/97    12/11/2002

Ming Shih                1,277,776          555,555     07/23/97    07/23/2006
                         1,277,778          555,556     07/23/97    07/23/2006

Philip J. Anthony        1,250,000          125,000     06/25/98    06/25/2003

     During fiscal 1999, Mr. Fitzpatrick paid $805,000, Mr. Subhedar paid $243,750, and Mr. Shih paid $2,094,133 against their loans.

     Report of the Compensation Committee of the Board of Directors

     The Compensation Committee of the Board of Directors currently consists of two directors who are not employees of E-TEK. The Committee reviews and approves salaries, bonuses and other benefits payable to E-TEK's executive officers. It also administers E-TEK's employee stock option plans. During fiscal 1999, Messrs. Dorman and Kortschak served as members of the compensation committee of E-TEK's Board of Directors. Mr. Fitzpatrick also served as a member of the compensation committee for a portion of fiscal 1999, but no longer serves on the committee. There are no interlocking relationships between our directors and executive officers and those of any other public company.

     Compensation Goals. The Compensation Committee establishes compensation for executive officers to align business objectives with performance, and to attract, retain and reward executive officers who contribute to our long-term success. The Committee and the Board consult with management regarding E-TEK's stock option and stock purchase plans, compensation policies, compensation to be offered to new executive hires, and executive performance reviews. The Committee reviews and approves performance incentive payments and stock option grants to executive officers. Our compensation programs, including those for executive officers, share these characteristics:

        - We offer a compensation program, including competitive base salaries and, where appropriate, relocation benefits, to attract and retain the best people in the industry. To ensure that pay is competitive, we review the compensation practices of other leading companies in the industry.

        - We pay for relative sustained performance. Executive officers are rewarded based upon corporate, departmental, and individual performance. Corporate and departmental performance are evaluated by reviewing whether strategic and business plan goals are met. Individual performance is evaluated by measuring organizational progress against set objectives.

        - We strive for fairness to achieve a balance in compensation paid to the executives within E-TEK and in comparable companies. We believe that the contributions of each member of the executive staff are vital to our success.

        - We believe that employees should understand the performance evaluation and compensation programs. At the beginning of the performance cycle, key semi-annual and annual objectives are set for each officer. The chief executive officer gives ongoing feedback on performance to each officer. At the end of the performance cycle, the Compensation Committee evaluates the accomplishments of the key objectives in making its decisions on merit increases and stock option grants.

     Compensation Components. E-TEK's compensation program has three elements, base salary, benefits, and at risk compensation. Combined, these three elements should yield a total compensation package that is competitive in the industry. In addition to base salary, officers participate in a Performance Incentive Plan
(PIP) that is based on the individual's annual performance and achievement of corporate and departmental objectives. Our compensation packages are intended to attract and retain highly skilled employees, provide useful products and services to customers, enhance shareholder value, motivate technological innovation, and reward performance.

     Base Salary. The Committee sets base salary for officers by reviewing the compensation levels for similar positions in comparable companies in the industry. Base salaries are adjusted based on the individual's performance.

     Performance Incentive Plan. Bonuses for eligible executive officers are paid as a percentage of their base salary and on the basis of E-TEK's overall achievement of certain corporate financial and operational goals and on individual achievement.

     Employee Stock Purchase Plan. E-TEK's 1998 Purchase Plan helps us meet the objective of retaining highly skilled employees by allowing eligible employees to purchase Common Stock through payroll deductions of up to 10% of the participant's compensation during six-month purchase periods as defined by E-TEK. The price of the stock purchased under the 1998 Purchase Plan is generally 85% of the lower of the fair market value of the Common Stock (i) at the beginning of the offering period or (ii) at the end of the purchase period.

     Stock Options. Our 1998 Stock Plan provides for the grant of incentive stock options to employees (including officers and employee directors) and for the grant of nonstatutory stock options and stock purchase rights to employees, directors and consultants. The Stock Plan seeks to align the interests of our employees with those of our stockholders and nurture our employees' long-term interest in E-TEK's success. The options become available for purchase over a defined period to encourage employees to continue their employment with E-TEK. We determine the number of stock options to be granted by evaluating several factors such as individual performance, overall compensation level for the individual, the importance to E-TEK of retaining the individual in the long-term, other E-TEK equity ownership by the individual, and equity incentives provided in the industry and to individuals with similar responsibilities at other companies.

     Chief Executive Officer Compensation. Michael J. Fitzpatrick has been E-TEK's President and Chief Executive Officer since October 1997. His total compensation consists of base salary, incentive compensation and employee stock options. In determining Mr. Fitzpatrick's compensation, the Committee considers the factors set forth above and also evaluates:

       - Compensation paid to chief executive officers of comparable companies
       - Corporate performance
       - His individual performance
       - Compensation paid to E-TEK's other executive officers

     For fiscal year 1999, Mr. Fitzpatrick's salary was $300,000. Mr. Fitzpatrick's salary was established at the time of his hire in October 1997. The Compensation Committee has reviewed Mr. Fitzpatrick's accomplishments and established performance objectives for him. Because Mr. Fitzpatrick and E-TEK achieved certain performance objectives for fiscal 1998 and successfully completed E-TEK's initial public offering, he received performance vesting of 376,667 shares in fiscal 1999, in accordance with a November 3, 1997 stock option agreement. He also received a stock option grant and cash incentives during fiscal 1999 for the achievement of financial, operational, and market objectives relating to fiscal 1998 and the first half of fiscal 1999. Accordingly, he received cash incentive payments of $135,000 and, on July 30, 1998, was granted options to purchase 433,000 shares of Common Stock at an exercise price of $10.00. These options are for a 10-year term and are exercisable at a rate of 1/4 of the shares subject to the option one year after the date of the grant and an additional 1/48 of the shares at the end of each month thereafter, beginning on July 30, 1999. Mr. Fitzpatrick elected not to take a bonus payable to him for achievement of performance targets for the second half of fiscal 1999. Mr. Fitzpatrick's equity ownership in E-TEK also includes shares of Common Stock as set forth in the Principal Stock Ownership Table on page 4 of this proxy statement. We believe Mr. Fitzpatrick's compensation is strongly aligned with the interests of stockholders since his compensation has been linked to specific company and individual performance measures.

     Compensation Committee of the Board of Directors       Walter G. Kortschak
                                                                David W. Dorman

     Other Matters

     Section 16(a) Beneficial Ownership Reporting Compliance

     Based on a review of forms filed or written notice that no annual forms were required, we believe that from December 2, 1998 to June 30, 1999, all SEC filings of our officers, directors and ten percent shareholders complied with the requirements of Section 16 of the Securities Exchange Act, with one exception. An acquisition of 5,000 shares of E-TEK Common Stock by Jim Northington, Vice President of Manufacturing, on December 7, 1998 was inadvertently reported one month late on a Form 4 filed with the Securities and Exchange Commission on February 5, 1999.

                        COMPARISON OF STOCKHOLDER RETURN


     The following graph compares the cumulative total stockholder return on E-TEK's Common Stock since the date of our initial public offering (December 1, 1998) through the fiscal year ended June 30, 1999, with the CRSP Total Return Index for the NASDAQ Stock Market - US Index and the NASDAQ Electronic
Components Index. The total return values are prepared by the Center for Research in Security Prices (CRSP) at the University of Chicago. The Electronic Components Index consists of approximately 190 companies listed on the NASDAQ. The graph is based on the assumption that $100 was invested in each of E-TEK's Common Stock, the NASDAQ Stock Market - US Index and the NASDAQ Electronic Components Index on December 1, 1998. The stock price performance on the graph is not necessarily an indicator of future price performance.

                        [PERFORMANCE GRAPH APPEARS HERE]


                12/1/98 12/31/98 1/29/99 2/26/99 3/31/99 4/30/99 5/28/99 6/30/99
-------------   ------- -------- ------- ------- ------- ------- ------- -------
E-TEK
Dynamics, Inc.    $100   $223    $250    $283    $299    $358     $302    $396

NASDAQ Stock
Market-US Index   $100   $110    $126    $114    $123    $126     $123    $134

NASDAQ Electronic
Components Index  $100   $106    $124    $107    $111    $117     $109    $126

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Corporate Secretary of E-TEK at its offices at 1865 Lundy Avenue, San Jose, California 95131, no later than May 12, 2000, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                          TRANSACTION OF OTHER BUSINESS

     We know of no other matters to be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.


                                  By Order of the Board of Directors,
                                           /s/ William Gerson
                                               William N. Gerson
                                               Secretary

San Jose, California
September 9, 1999

                          [FORM OF FRONT OF PROXY CARD]

                              E-TEK DYNAMICS, INC.
                                1865 Lundy Avenue
                           San Jose, California 95131
                Annual Meeting of Stockholders - October 28, 1999
               Proxy Solicited on Behalf of the Board of Directors

         The undersigned, revoking all prior proxies, hereby appoints Michael J. Fitzpatrick and Sanjay Subhedar as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1999 Annual Meeting of Stockholders of E-TEK Dynamics, Inc. to be held at E-TEK's headquarters at 1865 Lundy Avenue, San Jose, California 95131, on Thursday, October 28, 1999, at 4:30 p.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgement on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                          [FORM OF BACK OF PROXY CARD]
Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, to be held on Thursday, October 28, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

E-TEK Dynamics, Inc.

The Board of Directors recommends a vote FOR the proposals outlined below.

1.Election of Director to a term expiring at the 2002 Annual Meeting of
  Stockholders.
Nominee: Dr. Joseph W. Goodman
/ / FOR     / / WITHHELD

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company.
/ / FOR / / AGAINST / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   / /

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

Signature..............................        Date...............
Signature..............................        Date...............